     As filed with the Securities and Exchange Commission on March 16, 1998
                                                   Registration No. 333-______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             LOGAN'S ROADHOUSE, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Tennessee                                     62-1602074
   (State or Other Juris-                            (I.R.S. Employer
  diction of Incorporation                          Identification No.)
      or Organization)

                          565 Marriott Drive, Suite 490
                           Nashville, Tennessee 37214
                    (Address of Principal Executive Offices)
                                   (Zip Code)
                              --------------------

                             LOGAN'S ROADHOUSE, INC.
                            1995 INCENTIVE STOCK PLAN
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plans)


                  Edwin W. Moats, Jr.                                             Copies to:
                 Logan's Roadhouse, Inc.                                      J. Chase Cole, Esq.
              565 Marriott Drive, Suite 490                             Waller Lansden Dortch & Davis,
                Nashville, Tennessee 37214                         A Professional Limited Liability Company
         (Name and Address of Agent for Service)                          2100 Nashville City Center
                      (615) 885-9056                                           511 Union Street
         (Telephone Number, Including Area Code,                        Nashville, Tennessee 37219-1760
                  of Agent for Service)


====================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
  Title of Securities        Amount to be          Offering Price       Aggregate Offering          Amount of
   to be Registered           Registered              Per Share                Price            Registration Fee
====================================================================================================================
Common Stock, $.01 par       680,591 shares             $14.59               $9,928,858               $2,929
       value (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par       102,500 shares             $15.38               $1,576,250                 $465
       value (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par       249,923 shares             $22.44 (4)           $5,607,647               $1,655
       value (3)
--------------------------------------------------------------------------------------------------------------------
         Total             1,033,014 shares                 --              $17,112,755               $5,049
--------------------------------------------------------------------------------------------------------------------

(1) Represents 680,591 shares reserved for issuance at the weighted average exercise price of $14.59 per share pursuant to options previously granted under the 1995 Incentive Stock Plan.
(2) Represents 102,500 shares reserved for issuance at the weighted average exercise price of $15.38 per share pursuant to options previously granted under the 1995 Non-Employee Director Stock Option Plan.
(3) Represents 209,527 and 40,396 shares reserved for issuance pursuant to future grants of stock options under the 1995 Incentive Stock Plan and the 1995 Non-Employee Director Stock Option Plan, respectively.
(4) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price as reported on the Nasdaq Stock Market's National Market on March 9, 1998.

                                EXPLANATORY NOTE

                  The Reoffer Prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of
Part I of Form S-3 and may be used for reoffers or resales of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Logan's Roadhouse, Inc., a Tennessee corporation (the "Company"), acquired by "affiliates" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) and by holders of shares of Common Stock issued under certain employee benefit plans of the Company which shares constitute "restricted securities" as defined in Rule 144(a)(3) under the Securities Act, pursuant to the exercise of options under the Company's 1995 Incentive Stock Plan, as amended, and the 1995 Non-Employee Director Stock Option Plan, as amended.

Reoffer Prospectus

                                1,033,014 SHARES

                             LOGAN'S ROADHOUSE, INC.

                                  COMMON STOCK

                  This Reoffer Prospectus (the "Prospectus") is being used in connection with the reoffer or resale of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Logan's Roadhouse, Inc., a Tennessee corporation (the "Company"), by certain "affiliates" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) and employees of the Company (the "Selling Shareholders") who hold shares of Common Stock issued under the Company's 1995 Incentive
Stock Plan, as amended (the "Incentive Plan") and 1995 Non-Employee Director Stock Option Plan, as amended (the "Director Plan") (collectively, the "Plans"), which shares constitute "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act.

                  The shares may be offered by the Selling Shareholders from time to time in transactions through the Nasdaq Stock Market's National Market (the "Nasdaq National Market"), in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                  None of the proceeds from the sale of the shares by any of the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration of the shares being offered by such Selling Shareholders.

                        ---------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ---------------------------------

                                 March 16, 1998

                                TABLE OF CONTENTS

                                                                                                               PAGE


AVAILABLE INFORMATION.............................................................................................3


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................4


LOGAN'S ROADHOUSE, INC............................................................................................5


USE OF PROCEEDS...................................................................................................5


SELLING SHAREHOLDERS..............................................................................................6


PLAN OF DISTRIBUTION..............................................................................................7


LEGAL MATTERS.....................................................................................................7


EXPERTS...........................................................................................................7

                              AVAILABLE INFORMATION


                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has furnished and intends to furnish reports to its shareholders, which will include financial statements audited by its independent certified public accounts, and such other reports as it may determine to furnish or as required by law, including Sections 13(a) and 15(d) of the Exchange Act. Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located in the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, and the address of such site is http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market. Proxy statements, reports and other information concerning the Company can be inspected and copied at the offices of the Nasdaq Stock Market located at 1735 K Street, N.W., Washington, D.C. 20006.

                  The Company has filed a registration statement (the "Registration Statement") on Form S-8 with respect to the Common Stock offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERINGS HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed with the Commission by the Company are incorporated herein by reference as of the dates thereof:

                  (1) Annual Report on Form 10-KSB for the fiscal year ended
                      December 29, 1996;

                  (2) Quarterly Report on Form 10-Q for the quarter ended April
                      20, 1997;

                  (3) Quarterly Report on Form 10-Q for the quarter ended July
                      13, 1997;

                  (4) Quarterly Report on Form 10-Q for the quarter ended
                      October 5, 1997;

                  (5) Prospectus filed pursuant to Rule 424(b) of the
                      Securities Act on July 24, 1997; and

                  (6) The description of the Common Stock contained in the
                      Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on July 11, 1995; and

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to David J. McDaniel, Logan's Roadhouse, Inc., 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214 (telephone number 615-885-9056).

                             LOGAN'S ROADHOUSE, INC.


                  The Company operates and, in certain markets, franchises Logan's Roadhouse restaurants, all of which feature steaks, ribs, chicken and seafood dishes in a distinctive atmosphere reminiscent of an American roadhouse. The Logan's Roadhouse concept is designed to appeal to a broad range of customers by offering generous portions of moderately-priced, high quality food in a very casual, relaxed dining environment that is lively and entertaining. The restaurants are open seven days a week for lunch and dinner and offer full bar service. The Logan's Roadhouse menu is designed to appeal to a wide variety of tastes, emphasizing extra-aged, hand-cut USDA choice steaks and signature dishes such a fried green tomatoes, baked sweet potatoes and made-from-scratch yeast rolls.

                  The Company's principal executive offices are located at 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214 and its telephone number is (615) 885-9056.

                                 USE OF PROCEEDS

                  All of the shares of Common Stock are being offered by the Selling Shareholders. The Company will not receive any proceeds from the sale of shares of Common Stock by any of the Selling Shareholders.

                              SELLING SHAREHOLDERS


                  The following table shows (i) the name of each of the Selling Shareholders who may be considered "affiliates" of the Company within the meaning of the Securities Act (the "Affiliates"); (ii) the number of shares of Common Stock owned by each Affiliate as of February 28, 1998; (iii) the number of such shares of Common Stock covered by this Prospectus; and (iv) the amount and the percentage of the Common Stock to be owned by each Affiliate after completion of this offering, assuming the sale of all shares of Common Stock covered by this Prospectus:

                                         SHARES OWNED                                   SHARES           PERCENTAGE
            POTENTIAL                       AS OF                 SHARES                OWNED               OF
       SELLING SHAREHOLDER             FEB. 28, 1998 (1)          OFFERED           AFTER OFFERING       CLASS (2)
       -------------------             -----------------          -------           --------------       ---------
Edwin W. Moats, Jr.(3)                     473,762                190,000                283,762           3.97%
David J. McDaniel                           91,500                 85,500                  6,000             *
Ralph W. McCracken                          67,875                 67,500                    375             *
Peter Kehayes                               75,000                 75,000                      0             *
George S. Waltman                           61,100                 60,500                    600             *
Gary T. Baker                               23,500                 20,500                  3,000             *
Jerry O. Bradley                            22,000                 20,500                  1,500             *
Thomas B. Collins                           24,400                 20,500                  3,900             *
Thomas E. Ervin                             23,500                 20,500                  3,000             *
Ted H. Welch                                23,500                 20,500                  3,000             *

---------------

  * Indicates less than 1% ownership.
(1) Includes shares of Common Stock underlying options granted to such Selling Shareholders under the Incentive Plan and the Director Plan, whether or not exercisable as of or within 60 days of February 28, 1998.
(2) Computation based upon 7,144,829 shares outstanding on February 28, 1998.
(3) Includes 3,000 shares beneficially owned by Mr. Moats's sons. Mr. Moats disclaims beneficial ownership of such shares.


                  The preceding table reflects all Affiliates who are eligible to reoffer and resell Common Stock, whether or not they have a present intent to do so. At the date of this Prospectus, the Company does not know the names of any persons who intend to resell shares of Common Stock of the Company acquired pursuant to the Plans. There can be no assurance that any of the Selling Shareholders will sell any or all of the Common Stock offered by them hereunder. The Selling Shareholders will be either (a) employees or executive officers of the Company or its subsidiaries who have been or may be granted options to purchase the Company's Common Stock under the Incentive Plan or (b) non-employee directors of the Company who have been or may be granted options to purchase shares of the Company's Common Stock under the Director Plan. The Company will supplement this Prospectus with the names of the Selling Shareholders not shown in the table above and the amount of shares of Common Stock to be reoffered by them as that information becomes known, unless such Selling Shareholders are not "affiliates" of the Company within the meaning of the Securities Act and are selling no more than the lesser of 1,000 shares or one percent of the shares issuable under the applicable Plan.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock being offered by the Selling Shareholders are offered for their own accounts. The Company will not receive any of the proceeds from any eventual sales of such shares of Common Stock. The shares may be offered by the Selling Shareholders from time to time in transactions through the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the shares of Common Stock offered hereby have been passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, counsel to the Company.


                                     EXPERTS

         The financial statements of the Company as of December 29, 1996 and December 31, 1995, and for each of the years in the three-year period ended December 29, 1996, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                                1,033,014 SHARES

                             LOGAN'S ROADHOUSE, INC.

                                  COMMON STOCK

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) prospectus, and are available, without charge, to the participants upon written or oral request to David J. McDaniel, Logan's Roadhouse, Inc., 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214 (telephone number 615-885-9056).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Commission by the Company are incorporated herein by reference as of the dates thereof:

             (1) Annual Report on Form 10-KSB for the fiscal year ended
                 December 29, 1996;

             (2) Quarterly Report on Form 10-Q for the quarter ended April
                 20, 1997;

             (3) Quarterly Report on Form 10-Q for the quarter ended July
                 13, 1997;

             (4) Quarterly Report on Form 10-Q for the quarter ended
                 October 5, 1997;

             (5) Prospectus filed pursuant to Rule 424(b) of the Securities Act on July 24, 1997; and

             (6) The description of the Common Stock contained in the Company's
                 Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on July 11, 1995.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      (a) The TBCA provides that a corporation may indemnify any of its directors against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director reasonably believed such conduct was in the corporation's best interest, (iii) in all other cases, the director reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director was adjudged to be liable to the corporation. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper benefit to a director, no indemnification may be made if such director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

      (b) Paragraph 8 of the Registrant's Amended and Restated Charter and
Article 8 of the Registrant's Bylaws provide as follows:

          (i) The Company shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). The Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Company to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the full extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, the Company shall not indemnify any such indemnitee (1) in any proceeding by the Company against such indemnitee; or (2) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for (A) any breach of the duty of loyalty to the Company or its shareholders, (B) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (C) unlawful distributions under Section 48-18-304 of the Act.

             (ii) The rights to indemnification and advancement of expenses set forth in Article 8(i) above are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Company and the person being indemnified, his heirs, executors and administrators, and with respect to Article 8(i), are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in Article 8(i) above are nonexclusive of other similar rights which may be granted by law, the Charter, the Bylaws, a resolution of the board of directors or shareholders of the Company, or an agreement with the Company, which means of indemnification and advancement of expenses are hereby specifically authorized.

             (iii) Any repeal or modification of the provisions of this
         Article 8, either directly or by the adoption of an inconsistent provision of the Charter or the Bylaws, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article 8 which occur subsequent to the effective date of such amendment.

         (c) The Company has obtained insurance which provides general coverage for its directors and executive officers in amounts of $3,000,000 per claim and $3,000,000 for annual aggregate claims. In addition, the Company has obtained insurance coverage for its directors and executive officers in amounts of $5,000,000 per claim and $5,000,000 for annual aggregate claims with respect to the Company's initial public offering of its Common Stock.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Shares of Common Stock previously issued under either the Incentive Plan or the Director Plan, including the granting of options to purchase shares of Common Stock, were so issued or granted in reliance upon Section 4(2) of the Securities Act and, in some cases, Rule 701 promulgated under the Securities Act.

ITEM 8.     EXHIBITS.
  * 4.1     Section 8 of the Amended and Restated Charter of the Registrant

  * 4.2     Specimen of Common Stock certificate

    5       Opinion of Waller Lansden Dortch & Davis, A Professional Limited
            Liability Company

23.1        Consent of KPMG Peat Marwick LLP

23.2        Consent of Waller Lansden Dortch & Davis, A Professional Limited
            Liability Company (included in Exhibit 5 to this Registration
            Statement)

24          Power of Attorney (included on page II-6)

99.1        Registrant's 1995 Incentive Stock Plan, as amended

99.2        Registrant's 1995 Non-Employee Director Stock Option Plan, as amended

--------------------
* Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-92976-A).

ITEM 9. UNDERTAKINGS.

        (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 16th day of March, 1998.

                                  LOGAN'S ROADHOUSE, INC.


                                  By: /s/ Edwin W. Moats, Jr.
                                      -----------------------------------------
                                          Edwin W. Moats, Jr.
                                          Chairman, Chief Executive Officer and
                                          President


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edwin W. Moats, Jr., and David J. McDaniel, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution for him in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Name                                   Title                                Date
        ----                                   -----                                ----
/s/ Edwin W. Moats, Jr.           Chairman of the Board,                        March 16, 1998
---------------------------       Chief Executive Officer and
Edwin W. Moats, Jr.               President (principal executive officer)


/s/ David J. McDaniel             Chief Financial Officer                       March 16, 1998
---------------------------       (principal financial
David J. McDaniel                 and accounting officer)



/s/ Gary T. Baker                 Director                                      March 6, 1998
--------------------------
Gary T. Baker


/s/ Jerry O. Bradley              Director                                      March 6, 1998
---------------------------
Jerry O. Bradley


/s/ B. Tom Collins                Director                                      March 10, 1998
------------------------
B. Tom Collins


/s/ Thomas E. Ervin               Director                                      March 9, 1998
-------------------------
Thomas E. Ervin


/s/ Ted H. Welch                  Director                                      March 6, 1998
-------------------
Ted H. Welch

                                 EXHIBIT INDEX

 Exhibit
  Number    Description
 -------    -----------
  * 4.1     Section 8 of the Amended and Restated Charter of the Registrant

  * 4.2     Specimen of Common Stock certificate

    5       Opinion of Waller Lansden Dortch & Davis, A Professional Limited
            Liability Company

   23.1     Consent of KPMG Peat Marwick LLP

   23.2     Consent of Waller Lansden Dortch & Davis, A Professional Limited
            Liability Company (included in Exhibit 5 to this Registration
            Statement)

   24       Power of Attorney (included on page II-6)

   99.1     Registrant's 1995 Incentive Stock Plan, as amended

   99.2     Registrant's 1995 Non-Employee Director Stock Option Plan, as amended

--------------------
* Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-92976-A).